UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2007

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 28, 2007, Cytokinetics, Incorporated (the Company) issued two press releases announcing the results of four Phase II clinical trials of ispinesib. Ispinesib is a novel small molecule inhibitor of kinesin spindle protein (KSP), a mitotic kinesin essential for proper cell division. Ispinesib has arisen from a broad strategic collaboration between the Company and GlaxoSmithKline (GSK), to discover, develop and commercialize novel small molecule therapeutics targeting human mitotic kinesins for applications in the treatment of cancer and other diseases.

The first press release announced the final results from a multicenter Phase II clinical trial sponsored by GSK, which evaluated ispinesib in patients with locally advanced or metastatic breast cancer.

The second press release announced the results from three Phase II clinical trials of ispinesib administered as monotherapy, one in patients with hepatocellular cancer, one in patients with melanoma, and one in patients with hormone-refractory prostate cancer. All three clinical trials were sponsored by the National Cancer Institute.

Copies of the press releases are being filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, and are hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of the Current Report on Form 8-K:

Exhibit No. Description
--------------------------
99.1 Press release, dated June 28, 2007.
99.2 Press release, dated June 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

June 28, 2007	By:	Sharon Surrey-Barbari

Name: Sharon Surrey-Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 28, 2007.
99.2	Press release, dated June 28, 2007.